UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2022

MATTERPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39790	85-1695048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 East Java Drive Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 641-2241

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	MTTR	The Nasdaq Global Market
Warrants, each exercisable for one share of Class A common stock for $11.50 per share	MTTRW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 18, 2022, Matterport, Inc. (the “Company”) issued a press release announcing the completion of its previously announced redemption of all of its outstanding warrants to purchase shares of the Company’s Class A common stock, par value $0.0001 per share, that were issued under the Warrant Agreement, dated as of December 15, 2020, by and between the Company and Continental Stock Transfer & Trust Company (“Continental”), as amended by that certain First Amendment to Warrant Agreement, by and among the Company, Continental and American Stock Transfer & Trust Company, dated as of July 22, 2021, as part of the units sold in the Company’s initial public offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 18, 2022

104	The cover page from this Current Report on Form 8-K of Matterport, Inc. (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matterport, Inc.

Date: January 18, 2022	By:	/s/ James D. Fay
	Name:	James D. Fay
	Title:	Chief Financial Officer